                     U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   FORM 8-K/A

                                 AMENDMENT NO. 1



                                 CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                September 28, 1998
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)



                         TERRA TELECOMMUNICATIONS CORP.
              ----------------------------------------------------
              Exact name of Registrant as Specified in its Charter



          Nevada                   0-21381                84-1349551
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
      of Incorporation             Number                    Number



              1101 Brickell Avenue, Suite 200, Miami, Florida 33131
            ----------------------------------------------------------
            Address of Principal Executive Offices, Including Zip Code



                                 (305) 577-9700
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The following financial statements for World Access Communications Corp. and its combined affiliates are filed herewith.

                                     INDEX                          PAGE

AUDITED FINANCIAL STATEMENTS OF WORLD ACCESS COMMUNICATIONS
CORP AND ITS COMBINED AFFILIATES FOR THE YEARS ENDED
DECEMBER 31, 1997 AND 1996

      Report of Independent Accountants............................  F-1

      Combined Balance Sheets as of December 31, 1997 and 1996.....  F-2

      Combined Statements of Operations for the years ended
      December 31, 1997 and 1996...................................  F-3

      Combined Statements of Changes in Shareholders' Equity
      for the years ended December 1997 and 1996...................  F-4

      Combined Statements of Cash Flows for the years ended
      December 31, 1997 and 1996...................................  F-5

      Notes to Combined Financial Statements.......................  F-6


     (b) PROFORMA FINANCIAL INFORMATION. Unaudited Pro Forma Financial Statements for Terra Telecommunications Corp. and Cypress Capital, Inc. as of June 30, 1998, and for the year ended December 31, 1997 and the six months ended June 30, 1998, are filed herewith on pages F-14 - F-18.

                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    TERRA TELECOMMUNICATIONS CORP.



Dated:  November 13, 1998           By: /s/ David C. Langle
                                        David C. Langle, Vice President and
                                        Chief Financial Officer

                      REPORT OF INDEPENDENT ACCOUNTANTS




August 7, 1998

To the Board of Directors and
Shareholders of World Access Communications Corp.

In our opinion, the accompanying combined balance sheets and the related combined statements of operations, changes in shareholders' equity and cash flows present fairly, in all material respects, the financial position of World Access Communications Corp. and its combined affiliates at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.





/s/ PricewaterhouseCoopers LLP
    Miami, Florida

WORLD ACCESS COMMUNICATIONS CORP.
AND COMBINED AFFILIATES

Combined Balance Sheets
December 31, 1997 and 1996
                                                    1997          1996
                                                 ----------    ----------
     ASSETS
Current Assets:
  Cash and cash equivalents                      $   70,045    $2,376,746
  Investment securities                             371,531        53,631
  Accounts receivable                                59,663        40,483
  Other receivables                                    -           82,124
  Prepaid expenses and other current assets          76,496          -
  Deferred income taxes                               5,833       894,588
                                                 ----------    ----------
     Total current assets                           583,568     3,447,572

Property and equipment, net                         990,410       948,469
Investments in and receivables from
  uncombined affiliates                             153,587        78,644
Certificates of deposit                             114,980       134,611
Other assets                                        527,000          -
                                                 ----------    ----------
     Total assets                                $2,369,545    $4,609,296
                                                 ==========    ==========

     LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Bank overdraft                                 $  183,786    $     -
  Accounts payable and accrued expenses           1,483,474       681,740
  Liability for discontinued operations             110,000          -
  Share of losses in uncombined affiliates,
    net of receivables                               43,426          -
                                                 ----------    ----------
     Total current liabilities                    1,820,686       681,740

Deferred income taxes                               302,431     2,099,509
                                                 ----------    ----------
     Total liabilities                            2,123,117     2,781,249
                                                 ----------    ----------
Commitments and contingencies
  (Notes 4, 6, 7 and 10)

Shareholders' equity:
  Common stock, $5.00 par value, 100 shares
    authorized, issued and outstanding                 500           500
  Common stock, $1.00 par value, 1,000 shares
    authorized, issued and outstanding               1,000         1,000
  Net unrealized holding gain on
    investment securities                           23,965        10,869
  Retained earnings                                947,949     2,467,292
  Notes and interest receivable from
    shareholders                                  (726,986)     (651,614)
                                                 ----------    ----------
     Total shareholders' equity                     246,428     1,828,047
                                                 ----------    ----------
     Total liabilities and shareholders' equity  $2,369,545    $4,609,296
                                                 ==========    ==========
See accompanying notes to combined financial statements.

WORLD ACCESS COMMUNICATIONS CORP.
AND COMBINED AFFILIATES

Combined Statements of Operations
For the years ended December 31, 1997 and 1996

                                                    1997         1996
                                                 -----------   -----------

Revenues                                         $ 1,371,568   $ 5,669,364
Cost of revenues                                  (1,813,441)   (3,497,806)
                                                 -----------   -----------
                                                    (441,873)    2,171,558

Selling, general and administrative expenses      (1,554,259)   (2,650,758)
                                                 -----------   -----------
                                                  (1,996,132)     (479,200)
                                                 -----------   -----------
Other income (expense):
  Dividend income                                     64,790       148,222
  Interest income                                     70,528        98,622
  Interest expense                                   (65,000)      (65,000)
  Other income (expense)                              38,099        (3,485)
                                                 -----------   -----------
                                                     108,417       178,359
                                                 -----------   -----------

Loss from continuing operations before
  income taxes and equity in losses of
  uncombined affiliates                           (1,887,715)     (300,841)
Equity in losses of uncombined affiliates           (272,262)      (21,356)
                                                 -----------   -----------
Loss from continuing operations before
  income taxes                                    (2,159,977)     (322,197)
Income tax benefit                                   807,591       142,241
                                                 -----------   -----------
Loss from continuing operations                   (1,352,386)     (179,956)
Loss from discontinued operations,
  net of tax credit of $100,731                     (166,957)         -
                                                 -----------   -----------
     Net loss                                    $(1,519,343)  $  (179,956)
                                                 ===========   ===========

















See accompanying notes to combined financial statements.

WORLD ACCESS COMMUNICATIONS CORP.
AND COMBINED AFFILIATES

Combined Statements of Changes in Shareholders' Equity
For the years ended December 31, 1997 and 1996

                              Unrealized
                              Holding                  Notes and
                              Gain on                  Interest      Total
               Common Stock   Investment  Retained     Receivable -  Shareholders
              Shares  Amount  Securities  Earnings     Shareholders  Equity
              ------  ------  ----------  -----------  ------------  -------------
Balance at
12/31/95:     1,100   $1,500  $  -        $ 2,647,248  $ (250,000)   $ 2,398,748

Advances to
shareholders   -        -        -               -       (401,614)      (401,614)

Change in
unrealized
holding
gain on
investment
securities     -        -      10,869            -           -            10,869

Net loss       -        -        -           (179,956)       -          (179,956)
              ------  ------  -------     -----------  ----------    -----------

Balance at
12/31/96       1,100   1,500   10,869       2,467,292    (651,614)     1,828,047

Change in
unrealized
holding
gain on
investment
securities      -       -      13,096            -           -            13,096

Advances to
shareholders    -       -        -               -        (75,372)       (75,372)

Net loss        -       -        -         (1,519,343)       -        (1,519,343)
              ------  ------  -------     -----------  ----------    -----------
Balance at
12/31/97      $1,100  $1,500  $23,965     $   947,949  $ (726,986)   $   246,428
              ======  ======  =======     ===========  ==========    ===========








See accompanying notes to combined financial statements.

WORLD ACCESS COMMUNICATIONS CORP.
AND COMBINED AFFILIATES

Combined Statements of Cash Flows
For the years ended December 31, 1997 and 1996
                                                    1997         1996
                                                 -----------   -----------
Cash flows from operating activities:
Net loss                                         $(1,519,343)  $  (179,956)
Adjustments to reconcile net loss to
  net cash used in operating activities:
    Deferred income taxes                           (908,322)     (142,241)
    Depreciation and amortization                    230,407       148,731
    Provision for uncollectible receivables          131,490     1,579,011
    Gain on sales of investment securities           (27,311)         -
    Gain on sale of fixed assets                     (27,611)         -
    Interest income on loans receivable,
      shareholders                                   (60,372)      (51,793)
    Equity in losses from uncombined affiliates      272,262        21,356
    Provision for discontinued operations            110,000          -
Changes in operating assets and liabilities:
    Accounts receivable                             (150,671)   (1,017,866)
    Other receivables                                 82,124       (44,124)
    Prepaid expenses and other current assets        (76,496)         -
    Other assets                                     (27,000)         -
    Accounts payable and accrued expenses            801,734    (1,514,758)
                                                 -----------   -----------
     Net cash used in operating activities        (1,169,109)   (1,201,640)

Investing activities:
    Purchases of property and equipment             (272,348)     (773,306)
    Purchases of certificates of deposit                -         (134,611)
    Proceeds from maturities of certificates
      of deposit                                      19,631          -
    Purchases of marketable securities              (334,866)      (42,762)
    Proceeds from sales of investment securities      57,373          -
    Proceeds from sale of fixed assets                27,611          -
    Deposits on equipment                           (500,000)         -
    Investments in and receivables from
     uncombined affiliates                          (303,779)     (100,000)
                                                 -----------   -----------
     Net cash used in investing activities        (1,306,378)   (1,050,679)

Financing activities:
    Bank overdraft                                   183,786          -
    Loans receivable, shareholders                   (15,000)     (349,821)
                                                 -----------   -----------
     Net cash provided by (used in)
       financing activities                          168,786      (349,821)
                                                 -----------   -----------
     Decrease in cash and cash equivalents        (2,306,701)   (2,602,140)

Cash and cash equivalents at beginning of year     2,376,746     4,978,886
                                                 -----------   -----------
Cash and cash equivalents at end of year         $    70,045   $ 2,376,746
                                                 ===========   ===========
Supplemental disclosure of non-cash investing
 activities:
    Increase in unrealized holding gain on
      available for sale investment securities   $   (13,096)  $   (10,869)
                                                 ===========   ===========

See accompanying notes to combined financial statements.

WORLD ACCESS COMMUNICATIONS CORP.
AND COMBINED AFFILIATES

1.   BUSINESS:

ORGANIZATION AND BASIS OF PRESENTATION

The 1996 financial statements are comprised of the combined accounts of World Access Communications Corp. ("WACC"), incorporated in July 1991 pursuant to the laws of the state of Florida, and Telecommunications Services, Inc. ("TSI"), incorporated in June 1989 pursuant to the laws of the state of Florida. During 1996, the Companies' principal operations consisted of "1-800" and "call-back" services. In May 1996, WACC formed a 50 percent joint venture, World Access Communications C.A., in Venezuela to engage in "1-800" and "call-back" operations.

The 1997 financial statements are comprised of the combined accounts of WACC, TSI, Nextelcom Corp. ("NTC") and Inter-American Telecommunications Corp. ("IATC"), the latter two being incorporated in June and July 1997, respectively, pursuant to the laws of the state of Florida. NTC was inactive during 1997. During 1997, WACC assumed the operations of TSI, which subsequently became inactive. During 1997, WACC obtained 50 percent interests in joint ventures in Colombia and Peru to provide prepaid cellular phone service in those countries. In January 1998, this segment of WACC's business was discontinued (Note 4). In addition, WACC obtained a 50 percent interest in a joint venture to sell prepaid calling cards throughout the Caribbean and a 49 percent interest in a joint venture in Nicaragua to provide international calling and beeper services in that country. The Caribbean and Nicaraguan operations were nominal during 1997. Also during 1997, IATC formed a joint venture to provide international calling services for customers primarily in the United States to countries in South and Central America. These operations were also nominal during 1997.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF COMBINATION

The combined financial statements include the accounts of World Access Communications Corp., Telecommunications Services, Inc., Nextelcom Corp., and InterAmerican Telecommunications Corp., entities under common ownership and management. Investments in 20 percent to 50 percent-owned affiliates are accounted for on the equity method. Significant intercompany balances and transactions have been eliminated in combination.

INVESTMENTS IN UNCOMBINED AFFILIATES

Investments in uncombined affiliates are recorded at the Company's ownership interest in the respective equity of each affiliate plus any receivables from such affiliates. In cases where the uncombined affiliates have negative equity, the Company records a liability for losses in uncombined affiliates to the extent of the Company's ownership interest when the other investor funds such losses, or 100 percent of the negative equity when the other investor will not fund such losses. Receivables from the negative equity affiliates are netted against the corresponding liability.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with original maturities of three months or less from the dates of purchase to be cash equivalents.

INVESTMENT SECURITIES

Investment securities consist of equity securities that the Company considers "available for sale". Unrealized gains and losses on available for sale securities are classified as a separate component of shareholders' equity.

FOREIGN CURRENCY TRANSLATION

The financial statements of the Company's South and Central American uncombined affiliates are remeasured using the U.S. dollar as the functional currency, as such affiliates operate in hyper-inflationary economies.
Monetary assets and liabilities denominated in a foreign currency are remeasured into U.S. dollars at the year end exchange rate. Monetary profit and loss accounts are translated using average exchange rates. Non-monetary assets and liabilities, and related income and expense accounts are translated at historical exchange rates.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation is provided using the straightline method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the asset's estimated useful life or the lease term. Estimated useful lives typically range from 3 to 7 years.

Upon the sale, retirement or other disposition of assets, the related cost and accumulated depreciation and amortization are eliminated from the accounts, and any gain or loss is recognized in operations.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company uses estimates principally with respect to the economic useful lives of property and equipment and the liability for loss on discontinued operations. Actual results could differ from those estimates.

REVENUES

Revenues from long distance telecommunications services are recognized when the services are provided.

COST OF REVENUES

Cost of revenues includes payments to local exchange carriers, interexchange carriers, post, telegraph and telephone organizations and telecommunications administration, primarily for access and transport charges. Cost of revenues also includes depreciation relating to telecommunications switching equipment owned by the Company.

CONCENTRATIONS OF BUSINESS RISK AND SIGNIFICANT CUSTOMERS

During 1997, the Company had four customers which comprised approximately 96% of total revenues. During 1996, three customers accounted for approximately 80% of total revenues.

During 1997, four suppliers accounted for approximately 85% of cost of revenues, and for fiscal 1996, one supplier comprised approximately 84% of cost of revenues, excluding depreciation on the telecommunications switch equipment.

For the years ended December 31, 1997 and 1996, revenues by country were as follows:

                                          1997        1996
                                          ----        ----

          Venezuela                        41%          -%
          Burma                            26           -
          Panama                           17          11
          United Kingdom                   13           -
          United States                     3          71
          Other                             -          18
                                          ---         ---
                                          100%        100%

Operating in international markets, particularly in South and Central America, increases certain business risks to the Company. Such increased risks include the dependence on foreign joint venture partners, obtaining and maintaining required operating licenses and compliance with local laws and regulations.

INCOME TAXES

WACC and IATC utilize the asset and liability method of accounting for deferred income taxes. Under this method, deferred tax assets and liabilities are established based on the differences between the financial statement and income tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company provides a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

TST for federal and state income tax purposes is an S Corporation, owned 100% by the principal officers of the Company. Accordingly, earnings and losses of TSI for the years ended December 31, 1997 and 1996 pass through directly to the shareholders. (Note 1)

3.   INVESTMENT SECURITIES:

The cost and fair values of investments in equity securities at December 31, 1997 and 1996, were as follows:

                                       Gross        Gross
                                     Unrealized   Unrealized    Market
                            Cost       Gains       (Losses)     Value
                          --------   ----------   ----------   --------
Equity securities at
 December 31, 1997        $347,566    $36,400     $(12,435)    $371,531
                          ========    =======     ========     ========

Equity securities at
 December 31, 1996        $ 42,762    $10,869     $   -        $ 53,631
                          ========    =======     ========     ========

Gains and losses resulting from sales of securities are determined using the specific identification method.

4.   DISCONTINUED OPERATIONS:

On January 28, 1998, the Company adopted a formal plan to discontinue its prepaid cellular phone operations, which were being carried out by its 50 percent uncombined affiliates, ACC de Peru S.A. and ACC de Colombia S.A.

In April 1998, the Company sold its 50 percent interest in ACC de Peru S.A. for approximately $2,800,000, resulting in a gain of approximately $2,800,000. Also during April 1998, operations at ACC de Colombia S.A were suspended as a result of a contractual dispute with the affiliate's service agent. The Company is in the process of finding a buyer for its 50% interest.

As of December 31, 1997, the Company's investment in the Peru and Colombia affiliates had been written off, and the Company had accrued $110,000 for operating losses incurred through the measurement date of January 28, 1998. Operating losses subsequent to the measurement date will be netted against the gain on sale of the Company's interest in ACC de Peru S.A. For the year ended December 31, 1997, the Company incurred losses of $166,957, net of a tax credit of $100,731, relating to the discontinued prepaid cellular phone operations.

5.   PROPERTY AND EQUIPMENT, NET:

Property and equipment at December 31, 1997 and 1996 consisted of the following:

                                         1997           1996
                                      ----------      ---------

   Transmission and communications
     equipment                        $1,170,606      $  974,152
   Office equipment and furniture        159,959          84,065
   Leasehold improvements                 59,510          59,510
                                      ----------      ----------
                                       1,390,075       1,117,727

   Less accumulated depreciation
     and amortization                   (399,665)       (169,258)
                                      ----------      ----------
                                      $  990,410      $  948,469
                                      ==========      ==========

6.   LEASE OBLIGATIONS:

The Company rents office facilities and leases certain equipment under noncancelable operating leases expiring at various dates through July 2001. Rental expense for the years ended December 31, 1997 and 1996 was approximately $61,000 and $52,000, respectively.

The Company has entered into telephone line lease agreements with its foreign affiliates and/or partners. These line lease agreements range in terms from one to three years with one year automatic renewals and, provide for monthly recurring local line charges and commissions ranging from $0.03 - $0.05 per minute of calls terminating at the foreign location. Certain of these agreements provide for minimum guaranteed minutes and related commission payable.

Total future minimum noncancelable commitments under these operating leases, including minimum guaranteed payments for minutes relating to local line charges, are as follows:

         YEAR           AMOUNT
         ----         ----------

         1998         $1,280,000
         1999          2,416,000
         2000          2,207,000
         2001              1,000
                      ----------
                      $5,904,000
                      ==========

LITIGATION

The Company is involved in various claims and is subject to possible actions arising out of the normal course of its business. Although the ultimate outcome of these claims cannot be ascertained at this time, it is the opinion of the Company's management, based on knowledge and advice of counsel, that the resolution of such claims and actions will not have a material adverse effect on the Company's financial condition or results of operations.

PURCHASE COMMITMENT

In December 1997, the Company made a $500,000 deposit for the purchase of two telecommunication switches having a total purchase price of $1,348,800. The majority of the balance was paid as of July 31, 1998.

EMPLOYMENT CONTRACT

In September 1997, the Company entered into a three-year employment agreement with one of its officers. Under the agreement, the officer receives an initial base annual salary of $1 10,000 with annual performance bonuses as defined. The agreement also provides for stock options to be issuable in the event of a public offering of the Company's common stock, in addition to certain fringe benefits.

8.   RELATED PARTY TRANSACTIONS:

As of December 31, 1997 and 1996, the Company had notes receivable from shareholders amounting to $608,000 and $593,000, respectively, with related interest receivable of $118,986 and $58,614, respectively. Interest accrues at the rate of 10% per annum. These notes and related interest have a maturity date on or before December 3 1, 1998, and have been recorded as a separate component of shareholders' equity.

9.   INCOME TAXES:

An analysis of the components of the income tax benefit is presented below:

                                                  YEAR ENDED DECEMBER 31,
                                                    1997          1996
                                                 ----------    ----------

   Provision (benefit) for income taxes:
     Federal:
       Current                                   $     -       $     -
       Deferred                                    (775,562)     (121,451)
     State:
       Current                                         -             -
       Deferred                                    (132,760)      (20,790)
                                                 ----------    ----------
   Income tax benefit                            $ (908,322)   $ (142,241)
                                                 ==========    ==========

Deferred tax assets (liabilities) are comprised of the following:

                                                  YEAR ENDED DECEMBER 31,
                                                    1997          1996
                                                 ----------    -----------
   Deferred tax assets - current:
     Allowance for doubtful accounts             $    5,645    $   889,700
     Other                                              188          4,888
                                                 ----------    -----------
                                                 $    5,833    $   894,588
                                                 ==========    ===========
   Deferred tax assets (liabilities) -
     noncurrent:
       Assets:
         Operating loss carryforwards            $1,393,270   $       -
         Losses in uncombined affiliates            222,644         15,562
         Other                                       44,569         25,197
                                                 ----------    -----------
                                                  1,660,483         40,759
                                                 ----------    -----------
       Liabilities:
         Accrued expenses                        (1,936,226)    (2,116,006)
         Depreciation                               (26,688)       (24,262)
                                                 ----------    -----------
                                                 (1,962,914)    (2,140,268)
                                                 ----------    -----------
                                                 $ (302,431)   $(2,099,509)
                                                 ==========    ===========

As of December 31, 1997, the net operating loss carryforwards expire as follows:

      YEAR ENDING                 FEDERAL         STATE
      -----------                 -------         -----

         2011                    $     -        $  694,000
         2012                     3,702,500      4,231,000
                                 ----------     ----------
                                 $3,702,500     $4,925,000
                                 ==========     ==========

10.   SUBSEQUENT EVENTS:

The following is a summary of significant subsequent events:

A.   Sale of Foreign Affiliate - ACC Peru, S.A..

On April 14, 1998, pursuant to a Stock Sale agreement, the Company sold all the shares of its Peru affiliate, ACC de Peru, S.A., representing a 50% stock interest in the affiliate, for $2,800,000. The sale was payable $2,000,000 in cash at closing and a promissory note for $800,000 payable quarterly in four equal installments at a 6% annual interest rate, with the first payment due 90 days after closing. The sale agreement also provided for the buyer to assume any and all liabilities including an existing switch equipment lease held between the Company and its Peru affiliate. The equipment lease requires monthly lease payments of $22,950 for 36 months.

B.   Sale of Proprietary Software.

As a result of litigation, on February 20, 1998, the Company entered into a "Settlement Agreement and Mutual Release" (the "Agreement") with a vendor. The Company had originally purchased from the vendor certain software for $75,000. The software did not function as represented by the vendor, resulting in processing difficulties for the Company. The Agreement stipulated that the Company would receive a sum of $1,225,000, which was received on March 2, 1998. The gain of approximately $1,150,000 was recorded by the Company in March 1998.

C.   Restructuring Agreement.

On January 27, 1998, a restructuring agreement was entered into among Global Telecom Holding Corp. ("GTHC"), a newly formed holding company, WACC, TSI, IATC and NTC, whereby the shareholders of WACC, TSI, IATC and NTC exchanged all of their shares in these companies to GTHC in return for 100 shares of GTHC, constituting all of the issued and outstanding capital stock of GTHC. GHTC was subsequently renamed Terra Telecommunications Corp.

D.   Investment Banker Letter Agreement.

On June 5, 1998, the Company entered into an agreement with Coast Partners Securities ("Coast"), engaging Coast as its exclusive investment banker and placement agent in connection with one or more private placement offerings of securities. The current offering, which is contemplated for closing in September 1998, consists of a private placement of $12,000,000 in two year subordinated convertible debentures at an agreed upon coupon rate. There can be no assurance that the Company will be successful in completing this offering.

E.   Network and Management.

On June 30, 1998, the Company entered into a network development and management agreement (the "Network Agreement") with Resurgens, a long distance telephone service provider. Under the Network Agreement, the Company agreed to develop and manage for Resurgens a telecommunications network (the "Network") in eight Latin American countries. During the six year term of the Network Agreement, Resurgens is granted priority use of the Network. The Company is also entitled to use the Network subject to Resurgens' priority. Resurgens is solely responsible for billings and collections from its subscribers and has agreed to prepay certain minimum usage amounts in advance on a weekly basis, and has committed to purchase a minimum number of minutes from the Company at an agreed upon price.

In order to finance the Network, NTC agreed to purchase from World Access, Inc. of Atlanta, Georgia ("WAX"), a telecommunications switch and related equipment necessary to service the Network for $2,503,870. Additionally, WAX agreed to finance other equipment and the cost of services necessary to complete the Network in the amount of $4,048,070. The total amount of financing required to create the Network is covered by a secured financing arrangement between NTC and WAX.

NTC's obligations under this financing arrangement are collateralized by three promissory notes issued by NTC to WAX. The first of these notes, in the amount of $2,503,870, represents the price of a main switch sold to NTC by WAX and is payable in equal monthly installments of $53,412 beginning October 1998 and ending September 2003. The note is collateralized by the equipment purchased and has been guaranteed by WACC. The second note, in the amount of $1,730,070, represents the cost of certain additional equipment necessary to create the Network. The note is payable in equal monthly installments of $53,036 beginning in October 1998 and ending in September 2001. The note is collateralized by a pledge of all of the outstanding capital stock of NTC and a guaranty of payment by WACC. The third note, in the amount of $2,318,000, represents the cost of services such as leases on premises, local telephone lines and bandwidth necessary to operate the Network. The note is payable in equal monthly installments of $59,600 beginning October 1998 through September 2001, at which time a balloon payment of $550,000 is due. The note is collateralized by the assignment of the Network to WAX in the event of default and a guarantee of payment by WACC. The notes bear interest at 9.5% per annum.

F. During March 1998, the Company entered into joint venture agreements with foreign nationals to form two Ecuadorian companies, one in charge of operations and the other owning the infrastructure necessary to conduct telecommunications business in Ecuador. The Company acquired a 40 percent ownership interest in both of these companies. Through June 1998, the Company had invested approximately $350,000 in these joint ventures through capital contributions, equipment purchases and related expenditures.

                        TERRA TELECOMMUNICATIONS CORP.

PRO FORMA COMBINED FINANCIAL STATEMENTS - UNAUDITED

The following unaudited pro forma financial statements are derived from the historical financial statements of Terra Telecommunications Corp., and Cypress Capital, Inc. and give pro forma effect to their combination on September 28, 1998. These pro forma statements should be read in conjunction with those historical financial statements and related notes. The pro forma financial statements do not purport to be indicative of the results that would actually have been obtained if the combination had been in effect on the dates indicated, or that may be obtained in the future.

                       TERRA TELECOMMUNICATIONS CORP.
               PRO FORMA COMBINED BALANCE SHEETS - UNAUDITED
                               JUNE 30, 1998

                                       Historical                   Proforma
                                ------------------------   ---------------------------
                                   Terra        Cypress    Adjustments      Combined
                                ------------   ---------   ------------   ------------
     ASSETS

Current Assets:
  Cash and cash equivalents     $   870,054    $    215    $  (215)(a)    $   870,054
  Accounts receivable, net          375,588                                   375,588
  Note receivable                   809,000                                   809,000
  Capital lease receivable          200,000                                   200,000
  Prepaid expenses and other
    current assets                   56,007         150       (150)(a)         56,007
                                -----------    --------                   -----------
     Total current assets         2,310,649         365                     2,310,649

Property and equipment, net       1,764,918                                 1,764,918
Investments in and receiv-
  ables from uncombined
  affiliates at equity              319,975                                   319,975
Deferred taxes                      812,994                                   812,994
Capital lease receivable            421,175                                   421,175
Other assets                        452,169                                   452,169
                                -----------    --------                   -----------
     Total assets               $ 6,081,880    $    365                   $ 6,081,880
                                ===========    ========                   ===========

     LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and
    accrued expenses            $ 1,841,050    $  5,229    $ (5,229)(a)   $ 1,841,050
  Income taxes payable              110,000                                   110,000
  Share of losses in uncom-
    bined affiliates, net of
    receivables                     307,314                                   307,314
                                -----------    --------                   -----------
     Total current liabilities    2,258,364       5,229                     2,258,364

Deferred income taxes             1,421,165                                 1,421,165

Shareholders' Equity:
  Common stock                          100         125         775 (b)         1,000
  Additional paid-in capital              -      12,375     (12,375)(b)             -
  Retained earnings (deficit)     3,152,091     (17,364)     16,464 (b)     3,151,191
  Notes and interest receiv-
    ables from shareholders        (749,840)       -                         (749,840)
                                -----------    --------                   -----------
     Total shareholders'
       equity (deficit)           2,402,351      (4,864)                    2,402,351
                                -----------    --------                   -----------
     Total liabilities and
       shareholders' equity     $ 6,081,880    $    365                   $ 6,081,880
                                ===========    ========                   ===========

                       TERRA TELECOMMUNICATIONS CORP.
          PRO FORMA COMBINED STATEMENTS OF OPERATIONS - UNAUDITED

                                       Historical                   Proforma
                                   Terra        Cypress    Adjustments      Combined
                                ------------  -----------  ------------   ------------
                                 Year Ended    Inception
                                  12/31/97     (6/14/96)
                                              to 12/31/97
                                ------------  -----------

Revenues                        $ 1,371,568    $      -                   $ 1,371,568
Cost of revenues                  1,813,441                                 1,813,441
                                -----------    --------                   -----------
                                   (441,873)                                 (441,873)

Selling, general and adminis-
  trative expenses                1,554,259      12,106         (25)(a)     1,566,340
                                -----------    --------                   -----------
                                 (1,996,132)    (12,106)                   (2,008,213)

Other income, net                   108,417           -                       108,417
                                -----------    --------                   -----------

Loss from continuing opera-
  tions before income taxes
  and equity in losses of
  uncombined affiliates          (1,887,175)    (12,106)                   (1,899,796)
Equity in losses of uncombined
  affiliates                       (272,262)                                 (272,262)
                                -----------    --------                   -----------
Loss from continuing opera-
  tions before income taxes      (2,159,977)    (12,106)                   (2,172,058)
Income tax benefit                  807,591                   4,600 (c)       812,191
                                -----------    --------                   -----------
Loss from continuing opera-
  tions                          (1,352,386)    (12,106)                   (1,359,867)

Loss from discontinued
  operations net of tax
  credit of $100,731               (166,957)                                 (166,957)
                                -----------    --------                   -----------

     Net loss                   $(1,519,343)   $(12,106)                  $(1,526,824)
                                ===========    ========                   ===========

Weighted average common
  shares outstanding                                                       10,000,000
                                                                          ===========

Pro forma earnings (loss)
  per share                                                               $     (0.15)
                                                                          ===========

                       TERRA TELECOMMUNICATIONS CORP.
               PRO FORMA STATEMENT OF OPERATIONS - UNAUDITED
                 FOR THE SIX MONTHS ENDING JUNE 30, 1998

                                       Historical                   Proforma
                                ------------------------   ---------------------------
                                   Terra        Cypress    Adjustments      Combined
                                ------------   ---------   ------------   ------------

Revenues                        $   607,990    $      -                   $   607,990
Cost of revenues                    929,511                                   929,511
                                -----------    --------                   -----------
                                   (321,521)                                 (321,521)

Selling, general and adminis-
  trative expenses                1,258,096       1,999         (25)(a)     1,260,070
                                -----------    --------                   -----------
                                 (1,579,617)     (1,999)                   (1,581,591)

Other income (expense):
  Interest income, net               35,408                                    35,408
  Other income                      405,614                                   405,614
  Gain on sale of affiliate       2,773,564                                 2,773,564
  Gain on sale of software        1,150,000                                 1,150,000
                                -----------    --------                   -----------
Total other income, net           4,364,586                                 4,364,586

Income (loss) from operations
  before income taxes             2,784,969      (1,999)                    2,782,995

Equity in losses of uncombined
  affiliates                       (178,000)                                 (178,000)

Income taxes - deferred            (403,925)                    750 (c)      (404,675)
                                -----------    --------                   -----------
     Net income (loss)          $ 2,203,044    $( 1,999)                  $ 2,200,320
                                ===========    ========                   ===========

Weighted average common
  shares outstanding                                                       10,000,000
                                                                          ===========

Pro forma earnings per
  share                                                                   $      0.22
                                                                          ===========

                        TERRA TELECOMMUNICATIONS CORP.

        NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS - UNAUDITED

NOTE A - BASIS OF PRESENTATION

On September 28, 1998, Terra Telecommunications Corp. ("Terra") was acquired by Cypress Capital, Inc., a non-operating public shell corporation, through exchange of 100% of the issued and outstanding shares of Terra's common stock for approximately 95% of the then issued and outstanding shares of Cypress common stock. Cypress's legal name was changed to Terra Telecommunications Corp. The acquisition is considered to be a capital transaction, in substance equivalent to the issuance of stock by Terra for the net monetary assets of Cypress, accompanied by a recapitalization of Terra. The accompanying pro forma combined balance sheet has been presented as if the acquisition occurred on June 30, 1998 and the accompanying pro forma combined statements of operations for the year ended December 31, 1997 and the six months ended June 30, 1998 have been prepared as if the acquisition had been consummated on January 1, 1997.

NOTE B - PRO FORMA ADJUSTMENTS

Pro forma adjustments are necessary to reflect the assumed effect of the combination on the balance sheet as of June 30, 1998 and statements of operations assuming the acquisition was consummated on January 1, 1997. The accompanying pro forma balance sheet and statements of operations reflect the following adjustments:

To eliminate outstanding bills, organization costs and related amortization expense on Cypress.

To eliminate Cypress equity and deficit as of June 30, 1998, record the recapitalization of Terra with 10,000,000 shares of $.0001 par value common stock for the net assets of Cypress.

To record estimated income tax benefit at consolidated effective rate.